Exhibit 5.1

March 24, 2016

Quest Resource Holding Corporation

3184 Plano Parkway

The Colony, Texas 75056

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

As legal counsel to Quest Resource Holding Corporation, a Nevada corporation (the “Company”), we have assisted in the preparation of the Company’s Registration Statement on Form S-3 (File No. 333-198373) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on August 26, 2014 pursuant to the Securities Act of 1933, as amended (the “Act”), and declared effective by the Commission on September 5, 2014, the preliminary prospectus supplement dated March 23, 2016 (the “Preliminary Prospectus Supplement”), and the final prospectus supplement dated March 24, 2016 (the “Final Prospectus Supplement,” and together with the Preliminary Prospectus Supplement, the “Prospectus Supplements”), filed with the Commission under Rule 424(b) of the Act, relating to the proposed public offering (the “Offering”) of 6,890,000 shares of the Company’s common stock (the “Shares”), together with warrants to purchase 3,445,000 shares of the Company’s common stock at an exercise price of $0.485 per share (the “Warrants”), which includes an option granted to the Underwriters (as defined below) to purchase up to 1,033,500 additional shares of the Company’s common stock and additional warrants to purchase up to 516,750 shares of the Company’s common stock solely to cover over-allotments, if any.

The facts, as we understand them, are set forth in the Registration Statement.

The Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”), each to be between the Company and a counterparty or counterparties identified therein (each, a “Counterparty”).

With respect to the opinions set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

A.	The Second Amended and Restated Articles of Incorporation of the Company, as amended to date;

B.	The Second Amended and Restated Bylaws of the Company, as amended to date;

C.	The Registration Statement;

D.	The Prospectus Supplements;

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ALBANY

AMSTERDAM

ATLANTA

AUSTIN

BERLIN¬

BOCA RATON

BOSTON

CHICAGO

DALLAS

DELAWARE

DENVER

FORT LAUDERDALE

HOUSTON

LAS VEGAS

LONDON*

LOS ANGELES

MEXICO CITY+

MIAMI

MILAN**

NEW JERSEY

NEW YORK

NORTHERN VIRGINIA

ORANGE COUNTY

ORLANDO

PHILADELPHIA

PHOENIX

ROME**

SACRAMENTO

SAN FRANCISCO

SEOUL¥

SHANGHAI

SILICON VALLEY

TALLAHASSEE

TAMPA

TEL AVIV^

TOKYO¤

WARSAW~

WASHINGTON, D.C.

WESTCHESTER COUNTY

WEST PALM BEACH

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Quest Resource Holding Corporation

March 24, 2016

E.	The Underwriting Agreement, dated March 24, 2016 (the “Underwriting Agreement’), by and between the Company and Roth Capital Partners, LLC, as representative of the underwriters named therein (collectively, the “Underwriters”);

F.	The form of Warrant;

G.	The resolutions of the Board of Directors of the Company and the Pricing Committee of the Board of Directors relating to the approval of the filing of the Registration Statement and transactions in connection therewith, including the Offering; and

H.	Such other documents, records, and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of originals or such latter documents. We have also assumed that at the time of execution, countersignature, issuance, and delivery of the Warrants, the Warrant Agreements will be the valid and legally binding obligation of each Counterparty thereto.

In connection with the issuance of the Warrants, we have assumed further that (i) at the time of execution, countersignature, issuance, and delivery of the Warrants, the related Warrant Agreements will have been duly authorized, executed, and delivered by the Company; and (ii) the execution, delivery, and performance by the Company of such Warrant Agreements and such Warrants will not violate the laws of any jurisdiction (provided that as to the Nevada Private Corporations Code and the federal laws of the United States we make no such assumption).

Based solely upon and subject to the foregoing, and subject to the assumptions, limitations, and qualifications stated herein, we are of the opinion that the Shares have been duly authorized and, when issued and sold in the manner and under the terms described in the Registration Statement, the Prospectus Supplements, and the Underwriting Agreement, will be validly issued, fully paid, and nonassessable.

Based solely upon and subject to the foregoing, and subject to the assumptions, limitations, and qualifications stated herein, we are of the opinion that the Warrants have been duly authorized and, when issued and sold in the manner and under the terms described in the Registration Statement, the Prospectus Supplements, and the Underwriting Agreement and assuming the conditions in the Warrant Agreements have been satisfied, the Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

The opinion set forth in the preceding paragraph is subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally; (ii) the effects of general equitable principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, whether enforcement is considered in a proceeding in equity or law; (iii) the discretion of the court before which any proceeding for enforcement may be brought; and (iv) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to the public policy.

We express no opinion as to the applicability or effect of any laws, orders, or judgments of any state or other jurisdiction other than the federal securities laws of the United States of America and the substantive laws of the state of Nevada, including interpretations of such laws and reported judicial decisions relating thereto. Further, our opinion is based solely upon existing laws, rules, and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

GREENBERG TRAURIG, LLP

Quest Resource Holding Corporation

March 24, 2016

We understand that this opinion is to be used in connection with the Registration Statement. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K to be filed on March 25, 2016 and to the reference to this firm under the caption “Legal Matters” in the Prospectus Supplements constituting a part of the Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Act or within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Greenberg Traurig, LLP

GREENBERG TRAURIG, LLP